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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-100735) of Plains Exploration & Production Company and Plains E&P Company of our report dated April 17, 2002, except as to
Note 10 for which the date is September 30, 2002, relating to the combined financial statements of the Upstream subsidiaries of Plains Resources Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Houston, Texas
November 22, 2002